Exhibit 10.19

CONTRACT OF SALE
THE PALMS OF MONTERREY APARTMENT, FORT MYERS, FLORIDA

This CONTRACT OF SALE (this “Contract”) is made and entered as of the Effective Date (as hereinafter defined) by and between 15250 Sonoma Drive Fee Owner, LLC, a Delaware limited liability company (“Seller”), and Churchill Forge, Inc., a Massachusetts corporation (“Buyer”).

For and in consideration of the mutual covenants and agreements contained in this Contract and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.                                      PURCHASE AND SALE:  Seller agrees to sell and convey to Buyer, and Buyer agrees to buy from Seller, the Property (as hereinafter defined) for the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth.  The “Property” means:

(a)                                 The land situated in Lee County, Florida, more particularly described in Exhibit A to this Contract (the “Land”), together with (i) the improvements situated on the Land commonly known as The Palms of Monterrey Apartments and all other structures, fixtures, buildings and improvements situated on the Land (such buildings, structures, fixtures and improvements being herein called the “Improvements”), (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements, (iii) all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed; in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (iv) all rights, titles, powers, privileges, interests, licenses, easements and rights-of-way appurtenant or incident to any of the foregoing;

(b)                                 All equipment, fixtures, appliances, inventory and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or in the Land or the Improvements, including, but not limited to, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (the “Personal Property”);

(c)                                  All of Seller’s right, title and interest in and to all agreements, leases and other agreements which relate to or affect the Land, the Improvements, the Personal Property or the operation thereof, including, without limitation, tenant leases

(“Tenant Leases”) and all deposits (security, pet or otherwise) actually paid to or received by Seller in connection therewith (and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases), service and maintenance contracts (“Service Contracts”), warranties, guaranties and bonds, but only to the extent that such Service Contracts, warranties, guaranties and bonds are assignable by Seller without any necessary third party consent, or to the extent that all necessary third party consents to such assignments have been obtained (provided that Seller shall not be obligated to obtain such third party consents); and

(d)                                 All of Seller’s right, title and interest, if any, in and to all trademarks, trade names or symbols under which the Land or the Improvements (or any part thereof) is operated (the “Trade Name”), excluding any trademark, name or symbol incorporating the name “Behringer Harvard”.

2.                                      CONTRACT SALES PRICE:  The total purchase price for the Property (the “Sales Price”) shall be THIRTY NINE MILLION SEVEN HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($39,780,000.00), payable in cash at Closing (as hereinafter defined).  Payment in cash shall mean by cashier’s check or certified check drawn on a national banking association acceptable to Seller or by wire transfer of immediately available federal funds (the foregoing types of funds are hereinafter referred to as “Immediately Available Funds”).

3.                                      EARNEST MONEY:  Not later than three (3) business days after the Effective Date, Buyer shall deliver to Chicago Title National Office, 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention:  Konrad Kaltenbach (the “Title Company”), as escrow agent, FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00) (by Immediately Available Funds) as earnest money (the “Earnest Money”), which funds shall be deposited and held by the Title Company in an interest bearing account.  If Buyer does not timely deliver the Earnest Money as provided in this Section 3, or if the Title Company is unable to immediately cash the check representing the Earnest Money and obtain the proceeds thereof, this Contract shall be null and void, and neither party shall have any right or obligation hereunder.  The Earnest Money shall be invested in an interest-bearing account at one or more federally insured national banking institutions, provided Buyer satisfies the Title Company’s requirements with respect thereto. The term “Earnest Money” as used herein shall include the amount required to be initially deposited with the Title Company and any interest earned thereon.  In the event the transaction contemplated by this Contract is closed, at Buyer’s option, the Earnest Money will be either applied in payment of the Sales Price to be paid at Closing or refunded to Buyer.  In the event the transaction is not closed, the Earnest Money shall be disbursed in accordance with the provisions of this Contract.

4.                                      CLOSING:

(a)                                 Closing Date.  The closing of the sale of the Property to Buyer (the “Closing”) shall take place at the Title Company on December 28, 2011 (the “Closing Date”).  The parties may effect the Closing by making their Closing deliveries into escrow with Title Company pursuant to escrow instructions that do not conflict with the terms of this Contract.

(b)                                 Seller’s Closing Deliveries.  At the Closing, Seller shall deliver to Buyer, at Seller’s sole cost and expense (except as otherwise provided in this Section 4(b) and Section 4(d)), the following:

(i)                                     a Special Warranty Deed duly executed and acknowledged by Seller, in the form attached as Exhibit B, subject only to any and all Permitted Exceptions (as hereinafter defined) and any others approved by Buyer in writing;

(ii)                                  a Bill of Sale duly executed by Seller, in the form attached as Exhibit C;

(iii)                               an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) duly executed by Seller, in the form attached as Exhibit D;

(iv)                              an Assignment of Tenant Leases and Assumption (the “Assignment of Leases”) duly executed by Seller, in the form attached as Exhibit E;

(v)                                 a “marked-up” Title Insurance Commitment, in the full amount of the Sales Price, dated as of the Closing Date, insuring Buyer’s fee simple title to the Land and Improvements to be good and indefeasible subject only to Permitted Exceptions and others approved by Buyer in writing, and the standard printed exceptions with the understanding that an Owner’s Policy of Title Insurance (the “Owner’s Title Policy”), issued in the standard form in use in the State of Florida, to be issued by the Title Company in due course after Closing;

(vi)                              possession of the Property, subject only to the Tenant Leases and the Permitted Exceptions;

(vii)                           a non-foreign affidavit as permitted by Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

(viii)                        evidence of its capacity and authority for the closing of this transaction;

(ix)                              a form of notice to all tenants of the Property (“Tenant Notice Letter”) duly executed by Seller, in the form attached as Exhibit F;

(x)                                 evidence reasonably satisfactory to Buyer that all units vacant seven (7) or more days before the Closing Date are in rent-ready condition on the Closing Date; and

(xi)                              such other documents as may be reasonably required to close this transaction, duly executed.

(c)                                  Buyer’s Closing Deliveries.  At the Closing, Buyer shall perform and deliver, at Buyer’s sole cost and expense, the following:

(i)            the Sales Price in Immediately Available Funds (reduced by the amount, if any, of the Earnest Money applied for that purpose and by any other amounts to be credited to Buyer at the Closing pursuant to the provisions of this Contract);

(ii)           the Assignment and Assumption Agreement duly executed by Buyer;

(iii)          the Assignment of Leases duly executed by Buyer;

(iv)          the Tenant Notice Letter duly executed by Buyer;

(v)           evidence of its capacity and authority for the closing of the transaction contemplated herein; and

(vi)          such other documents as may be reasonably required to close this transaction.

(d)                                 Closing Statements.  On or prior to the Closing Date, the Title Company shall deliver to Seller and Buyer closing statements in the standard form in use in the State of Florida, which describe the prorations and adjustments required by this Contract.  If Seller and Buyer cannot reasonably agree on the final closing statements to be executed and deposited at Closing with the Title Company because of a dispute over the prorations and adjustments required by this Contract, then, so long as the amount in dispute is less than $10,000 in the aggregate, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Sales Price and held in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.  The provisions of this Section 4(d) shall survive the Closing.

(e)                                  Closing Costs.  Seller shall pay:  the premium for the Owner’s Title Policy, except for any endorsements requested by Buyer, which shall be paid by Buyer; costs and expenses for the Survey except additional costs resulting from changes requested by Buyer or Buyer’s lender, if any; one-half (1/2) of any escrow fee; the documentary transfer tax and/or any other transfer taxes related to Buyer’s acquisition of the Property; costs of tax certificates; fees for preparation of the conveyance documentation; Seller’s attorneys’ fees; and other expenses stipulated to be paid by Seller under other provisions of this Contract.  Buyer shall pay:  the cost of any endorsements to the Owner’s Title Policy that are requested by Buyer; one-half (1/2) of any escrow fee; the documentary tax and intangible tax on any financing obtained by Buyer; Buyer’s attorneys’ fees; recording fees; and other expenses stipulated to be paid by Buyer under other provisions of this Contract. Any other costs or expenses incident to this transaction and the closing hereof not expressly provided for above or otherwise in this Contract shall be allocated between and paid by the parties in accordance with custom and practice in Lee County, Florida.

(f)                                   Proration of Assessments, Taxes, and Rents.  Assessments, current taxes, rents and maintenance fees will be prorated as of the Closing Date; provided, however, no prorations will be made for delinquent rents existing as of the Closing.  If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes will be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available.  If any such charges, expenses, and income are unavailable at the precise Closing Date, then a readjustment of these items shall be made within thirty (30) days after the Closing.  With respect to any delinquent rentals, Buyer will make a reasonable attempt (but shall not be obligated) to collect the same for Seller’s benefit after the Closing in the usual course of the operation of the Property and such collection, if any, will be remitted to Seller promptly upon receipt by Buyer.  Nothing contained herein shall operate to require Buyer to institute any lawsuit or other collection procedure to collect such delinquent rentals or to prohibit Seller from any such collection.  Any sums received by Buyer from any tenants owing delinquent rentals will first be applied to the then-current portion of such tenant’s rent and then (and only then) to delinquent rentals owed with respect to the period before Closing.  Buyer additionally agrees to pay or reimburse all usual and customary finder’s fees, commissions and the like payable with respect to any Tenant Leases which are executed after the Effective Date and prior to the Closing Date provided, however, such finder’s fees, commissions and the like shall not exceed one-half (1/2) of one month’s monthly rental rate for the applicable unit for those Tenant Leases executed after the expiration of the Feasibility Period (as hereinafter defined) and prior to the Closing Date.  At the Closing, Seller will pay to Buyer in cash the amount of any security deposits actually paid to or received by Seller under the Tenant Leases (and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases) and any prepaid rentals actually paid to or received by Seller for periods subsequent to the Closing; provided, however, non-refundable payments, deposits, or fees collected by Seller shall not be prorated.  In making the prorations required by this Section 4, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Buyer.  The provisions of this Section 4(f) shall survive the Closing.

(g)                                  Proration of Utilities.  Utilities and other customarily prorated expenses, including but not limited to water, sewer, gas, electricity, trash removal and fire protection service, and any Service Contracts to be transferred to and assumed by Buyer, to the extent paid for by Seller or required to be paid for by Seller for a period after Closing, will be prorated as of the Closing Date.  Other expenses relating to the Property up to the Closing Date and all periods prior thereto including those required by any Service Contracts which are not to be transferred and assumed by Buyer will be paid for by Seller and Buyer shall not be liable therefor.  Seller will not assign to Buyer, and Buyer will not be entitled to, any deposits held by any utility company or other company servicing the Property; but rather such deposits will be returned to Seller and Buyer will arrange and bear all responsibility to arrange with all utility companies to have accounts styled in Buyer’s name beginning on the Closing Date.  The provisions of this Section 4(g) shall survive the Closing.

(h)                                 No Proration of Insurance.  There shall be no proration of Seller’s insurance premiums or assignment of Seller’s insurance policies.  Buyer shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by Buyer.

(i)                                     Prepaid Items.  Any prepaid items, including, without limitation fees for licenses which are transferred to the Buyer at the Closing and annual permit and inspection fees shall be prorated as of the Closing.  Any up-front fees or other non-recurring payment received by Seller prior to the Effective Date at the inception of the term of any telecommunications, laundry or other contract will not be prorated, may be retained by Seller and shall not be credited to Buyer at Closing.

5.                                      FEASIBILITY STUDY, INSPECTION, AND SERVICE CONTRACTS:

(a)                                 Feasibility Study.  Buyer is granted the right to conduct engineering and/or market and economic feasibility studies of the Property and a physical inspection of the Property, including studies or inspections to determine the existence of any environmental hazards or conditions (collectively, the “Feasibility Study”) during the period (the “Feasibility Period”) commencing on the Effective Date and ending at 5:00 p.m., Central Standard Time, on November 30, 2011.  With Seller’s permission, after Seller has received advance notice sufficient to permit it to schedule in an orderly manner Buyer’s examination of the Property and to provide at least twenty-four (24) hours advance written notice to any affected tenants, Buyer or its designated agents may enter upon the Property during normal business hours for purposes of analysis or other tests and inspections which may be deemed necessary by Buyer for the Feasibility Study.  Buyer must be accompanied by Seller’s manager for the Property or another designated representative of Seller or have received Seller’s written permission prior to entering upon the Property in connection with Buyer’s Feasibility Study; provided, however, Buyer may not enter into any space leased by any tenant without being accompanied by Seller’s manager for the Property or another designated representative of Seller.  Seller agrees to make its manager or other representative reasonably available during normal business hours.  Buyer will not alter the physical condition of the Property without notifying Seller of its requested tests, and obtaining the written consent of Seller to any physical alteration of the Property.  Buyer will exercise its best efforts to conduct or cause to be conducted all inspections and tests in a manner and at times which will not unreasonably interfere with any tenant’s use and occupancy of the Property.  If Buyer determines, in its sole judgment, that the Property is not suitable for any reason for Buyer’s intended use or purpose, or is not in satisfactory condition, then Buyer may terminate this Contract by written notice to Seller prior to expiration of the Feasibility Period, in which case the Earnest Money will be returned to Buyer, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.  If this Contract is not terminated in the manner and within the time provided in this Section 5(a), Buyer’s right to terminate this Contract pursuant to this Section 5(a) and any and all objections with respect to the Feasibility Study will be deemed to have been waived by Buyer for all purposes.  The Feasibility Study will be at Buyer’s expense.

(b)                                 Restoration of Property.  Buyer will promptly restore the Property to its original condition if damaged or changed due to the tests and inspections performed by Buyer, free of any mechanic’s or materialman’s liens or other encumbrances arising out of any of the inspections or tests, and will provide Seller, at no cost to Seller, with a copy of the results of any tests and inspections made by Buyer, excluding any market and economic feasibility studies.

(c)                                  Indemnity and Release.  Buyer hereby indemnifies and holds Seller harmless from all claims, liabilities, damages, losses, costs, expenses (including, without limitation, reasonable attorneys’ fees), actions and causes of action arising out of or in any way relating to the Feasibility Study performed by Buyer, its agents, independent contractors, servants and/or employees, including, without limitation, claims made by any tenant against Seller for Buyer’s entry into such tenant’s premises or any interference with any tenant’s use or damage to its premises or property in connection with Buyer’s Feasibility Study and those arising in whole or in part from the negligence of Seller, its agents, independent contractors, servants and/or employees.  Buyer further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Buyer, its agents, independent contractors, servants and/or employees arising out of the Feasibility Study or use in any manner of the Property.  The provisions of this Section 5(c) shall survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

(d)                                 Required Insurance.  Buyer shall procure and continue in force from and after the date Buyer first enters the Property, and continuing throughout the term of this Contract, comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence, or commercial general liability insurance, with limits of not less than $1,000,000 per occurrence and $2,000,000 per event.  Seller shall be included and named as an additional insured under such comprehensive general liability or commercial general liability coverage.  Such insurance shall include:  (i) personal injury liability with employee and contractual exclusions removed; and (ii) a waiver of subrogation in favor of Seller without exception for the negligence of any additional insured.  Buyer will not be permitted to come onto the Property unless and until Buyer has provided to Seller a certificate of insurance evidencing such coverage, the additional insured status of Seller, and such waiver of subrogation.

(e)                                  Confidential Information.  All information and material furnished or made available by Seller to Buyer in accordance with this Contract or obtained by Buyer in the course of its investigation and Feasibility Study will be treated as confidential information by Buyer and, prior to the purchase of the Property by Buyer, and if this Contract does not close, Buyer will not divulge and will use its best efforts to prevent Buyer’s Related Parties (as hereinafter defined) from divulging such information except as required by law or as reasonably necessary to third parties engaged by Buyer for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction, including Buyer’s attorneys and representatives, current and prospective financial partners and engineers, including Buyer’s agents, attorneys, representatives, consultants, prospective lenders, current and prospective financial partners, and engineers in this transaction (collectively “Buyer’s Related Parties”).  In the event this Contract does not close, Buyer will deliver to Seller all Submission Matters (as hereinafter defined) and all copies made of materials and information pertaining to the Property furnished or made available to Buyer (excluding any market and economic feasibility studies).  The provisions of this Section 5(e) will survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

(f)                                   Service Contracts.  During the Feasibility Period, Buyer shall review all Service Contracts provided by Seller.  Buyer shall notify Seller prior to the expiration of the Feasibility Period of those Service Contracts which it disapproves, and Seller shall, at Seller’s expense, terminate such disapproved Service Contracts effective not later than the Closing Date.  The property management agreement in effect with respect to the Property, along with any Service Contract that is not delivered to Buyer, shall be deemed to be disapproved by Buyer, and Seller shall, at Seller’s expense, terminate such property management agreement and undelivered Service Contracts effective not later than the Closing Date.  All other delivered Service Contracts not disapproved or deemed disapproved by Buyer during the Feasibility Period shall be deemed to have been approved by Buyer, and Buyer shall assume and be liable for any and all obligations under the respective Service Contracts extending past the Closing Date.  Notwithstanding the foregoing, Buyer shall be deemed to have approved and shall have no right to reject those Service Contracts that, by their terms, cannot be terminated by Seller without the payment of a penalty, termination fee, or other charge.

6.                                      TITLE REVIEW AND APPROVAL:

(a)                                 Seller shall deliver to Buyer within fifteen (15) days after the Effective Date (i) a Commitment for Title Insurance from the Title Company with copies of all recorded instruments affecting the Property and recited as exceptions in said Commitment for Title Insurance (collectively, the “Commitment”) and (ii) a current survey (or an update of an existing survey) (the “Survey”) of the Property made on the ground by a registered professional land surveyor which conforms to the requirements of an ALTA land title survey according to the latest promulgated standards of the ALTA/ACSM Minimum Standard Detail Requirements. If Buyer has an objection to items disclosed in the Commitment or Survey, Buyer will have ten (10) days after receipt of both the Commitment and Survey (whichever is later received) to give Seller written notice of its objections.  If Buyer gives timely written notice of its objections, Seller shall have the opportunity, but not an obligation, for ten (10) days from the date of Buyer’s notice to cure the same.  Seller will utilize reasonable diligence to cure any errors in the Commitment, provided Seller shall have no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing such efforts except that Seller will be required to satisfy any mortgages or monetary liens encumbering the Property at Closing.  If any objection is not satisfied within such time period, Buyer will elect within five (5) days of the expiration of Seller’s cure period, but in any event prior to expiration of the Feasibility Period, as its sole and exclusive remedy to either (i) terminate this Contract, in which case the Earnest Money will be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) waive the unsatisfied objection (which will thereupon become a Permitted Exception) and proceed to Closing.  Any exception to title not objected to by Buyer in the manner and within the time period specified in this Section 6 will be deemed accepted by Buyer.  The phrase “Permitted Exceptions” shall mean those exceptions to title set forth in the Commitment or Survey and which have been accepted or deemed accepted by Buyer.  In no event shall the failure of Seller to deliver a Commitment or a Survey satisfying the requirements of this Section 6(a) extend the period for review of such Commitment or Survey beyond the Feasibility Period; and Buyer’s sole remedy on account of any such failure shall be to terminate this Contract prior to the expiration of the Feasibility Period in accordance with the provisions of Section 5(a).  Buyer will notify Seller in writing of any failure of the Commitment or Survey to satisfy the requirements of this Section 6(a) within ten (10) days after the Commitment and Survey are received by Buyer; and if Buyer fails to do so, they will be deemed to satisfy such requirements.

(b)                                 After the Effective Date, Seller will not intentionally or deliberately place on the Property any lien, encumbrance or other exception other than the Permitted Exceptions.  If after the expiration of the Feasibility Period, and prior to the Closing Date, title to the Property becomes subject to any lien, encumbrance or other exception other than the Permitted Exceptions and said encumbrance was not caused by Seller’s intentional or deliberate actions and Seller elects not to discharge such lien or encumbrance, then, if there is no default by Buyer under this Contract, Buyer will have the right to terminate this Contract by written notice to Seller whereupon the Earnest Money will be returned to Buyer, and neither party will have any right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.  If Buyer fails to so terminate, then Buyer will be deemed to waive the exception (which will thereupon become one of the Permitted Exceptions) and proceed to Closing.

7.                                      SUBMISSION MATTERS:  Seller shall use reasonable diligence to attempt to deliver to Buyer within five (5) days after the Effective Date, copies of the following (the “Submission Matters”), to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of Seller’s management company:

(a)                                 a standard form of Tenant Lease used with respect to the Property;

(b)                                 all Service Contracts relating to the ownership and operation of the Property;

(c)                                  all licenses and permits with respect to the ownership and operation of the Property, including, but not limited to, building permits and certificates of occupancy;

(d)                                 the most current real estate and personal property tax statements with respect to the Property;

(e)                                  all warranties and guaranties relating to the Property, or any part thereof, or to the tangible Personal Property;

(f)                                   a rent roll as of a date not more than thirty (30) days prior to the Effective Date prepared by the management company managing the Property on the standard form in use for the Property; and

(g)                                  operating reports for the most recent twelve (12) months prepared by the management company managing the Property.

In addition, Seller will cause to be made available to Buyer for inspection at the Property the following (the “Additional Submission Matters”), to the extent (and only to the extent) that such items are available and in Seller’s actual possession:

(i)                                     twelve (12) most recent utility bills relating to the Property;

(ii)                                  all Tenant Leases; and

(iii)                               delinquency logs, tenant complaint logs, repair/maintenance logs and records.

Any failure of Seller to timely deliver any of the Submission Matters or make available any of the Additional Submission Matters will not extend the Feasibility Period beyond the period prescribed in Section 5(a) hereof, and Buyer’s sole and exclusive remedy on account of any such failure will be to terminate this Contract prior to the expiration of the Feasibility Period in accordance with the provisions of such Section 5(a).  Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Submission Matters or the Additional Submission Matters.

8.                                      BROKER’S FEE:  Buyer and Seller represent and warrant to each other that no real estate commissions, finders’ fees, or brokers’ fees have been or will be incurred in connection with the sale of the Property by Seller to Buyer other than a commission payable by Seller to Cushman & Wakefield, Tampa Office, Byron Moger (“Broker”) pursuant to a separate written agreement between Seller and Broker.  Such commission will be deemed earned and will be due and payable only if, as and when the sale contemplated by this Contract is consummated.  Buyer and Seller will indemnify, defend and hold each other harmless from any claim, liability, obligation, cost or expense (including attorneys’ fees and expenses) for fees or commissions relating to Buyer’s purchase of the Property asserted against either party by any broker or other person (other than the Broker) claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party’s acts.  The terms and provisions hereof supersede in their entirety any conflicting terms in prior agreements or understandings of any kind or character between Seller and Broker with respect to the payment of a commission, finder’s fee or other sum in connection with the sale of the Property.  Buyer acknowledges that Broker may be an entity related to the Seller.  The provision of this Section 8 shall survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

9.                                      LIMITATION OF SELLER’S REPRESENTATIONS AND WARRANTIES:

(a)                                 EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS CONTRACT, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ANY OR ALL APPLICABLE LAWS, RULES OR REGULATIONS; (ii) EXCEPT FOR ANY WARRANTIES CONTAINED IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER AT THE CLOSING, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION IN COMPLIANCE WITH ANY LAWS, ORDINANCES, ORDERS, RULES OR REGULATIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL AUTHORITY HAVING JURISDICTION OVER THE PROPERTY OR ANY PORTION THEREOF.  BUYER ACKNOWLEDGES THAT IT WILL INSPECT THE PROPERTY AND BUYER WILL RELY SOLELY ON ITS OWN

INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.  BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER (i) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (ii) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.  THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS,” “WHERE IS” BASIS AND WITH ALL FAULTS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN AND EXCEPT FOR THE WARRANTIES OF TITLE TO BE SET FORTH IN THE SPECIAL WARRANTY DEED TO BE EXECUTED BY SELLER AT CLOSING, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

(b)                                 Except as otherwise specifically stated in this Contract, Buyer agrees that Seller shall not be responsible or liable to Buyer for any construction defects, errors, omissions, or on account of any other conditions affecting the Property, as Buyer is purchasing the Property AS IS, WHERE IS, and WITH ALL FAULTS.  Buyer or anyone claiming by, through or under Buyer, hereby fully releases Seller, its employees, officers, directors, representatives, attorneys and agents from any claim, cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions, or other conditions affecting the Property, including, without limitation, any environmental matters or conditions affecting or migrating from or onto the Property.  Buyer further acknowledges and agrees that this release will be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action.  This covenant releasing Seller will be a covenant running with the Property and will be binding upon Buyer, its successors and assigns.  Subject to consummation of this Contract, Seller hereby assigns to Buyer, without recourse or representation of any nature, effective upon Closing, any and all claims that Seller may have against any third party for any such errors, omissions or defects in the Property.  As a material covenant and condition of this Contract, Buyer agrees that in the event of any such construction defects, errors, omissions or on account of any other conditions affecting the Property, Buyer will look solely to Seller’s predecessors in title or to such contractors and consultants as may have contracted for work in connection with the Property for any redress or relief.  Upon the assignment by Seller of its claims, Buyer releases Seller of all rights, express or implied, Buyer may have against Seller arising out of or resulting from any errors, omissions or defects in the Property.  Buyer further understands that some of Seller’s predecessors in title may have filed petitions under the bankruptcy code and Buyer may have no remedy against such predecessors, contractors or consultants.  This waiver and release of claims shall survive the Closing and shall not merge into the instruments of Closing.

10.                               DEFAULT:

(a)                                 Default by Buyer.  Unless otherwise provided for herein, if the transaction contemplated hereby is not consummated by reason of Buyer’s breach or other failure to timely perform all obligations and conditions to be performed by Buyer, then Seller may, as its sole and exclusive remedy (whether at law or in equity), terminate this Contract and receive the Earnest Money as liquidated damages; Buyer and Seller hereby agree that actual damages would be difficult or impossible to ascertain and such amount is a reasonable estimate of the damages for such breach or failure.  Upon such payment of the Earnest Money, this Contract shall terminate and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination; all other remedies being herein expressly waived by Seller.

(b)                                 Default by Seller.  If the transaction contemplated hereby is not consummated by reason of Seller’s breach or other failure to timely perform all obligations and conditions to be performed by Seller, then Buyer may, as its sole and exclusive remedy (whether at law or in equity), either (i) terminate this Contract and receive the return of the Earnest Money from the Escrow Agent, plus an amount from the Seller equal to the sum of Buyer’s actual and verifiable out-of-pocket Due Diligence expenses and/or non-refundable fees paid by Buyer to any lender to secure financing provided that Seller’s reimbursement obligations to Buyer for such expenses and/or fees shall not exceed $75,000; and, thereafter, neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) enforce specific performance of Seller’s obligations hereunder; all other remedies being herein expressly waived by Buyer.  Unless Buyer has filed an action for specific performance, and such action is pending, Buyer shall not have the right or authority to place a lis pendens against any portion of the Property, and Buyer hereby waives and releases any right it may have under applicable law to file any lis pendens absent such pending action.

11.                               ATTORNEYS’ FEES:  Any party to this Contract who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Contract or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

12.                              REPRESENTATIONS AND WARRANTIES OF SELLER:  Seller hereby represents and warrants to Buyer, which representations and warranties will be deemed made by Seller to Buyer as of the Effective Date and also as of the Closing Date, that to Seller’s Knowledge (as hereinafter defined), no special investigation or inquiry having been made

(except with respect to the representation and warranty made in Section 12(b), which is not qualified by Seller’s Knowledge):

(a)                                 There are no parties in possession of any portion of the Property except Seller and tenants under Tenant Leases;

(b)                                 Seller has, or prior to the expiration of the Feasibility Period will have, the power and authority to sell and convey the Property as provided in this Contract and to carry out Seller’s obligations hereunder, and that all requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller’s obligations hereunder has been, or on the Closing Date will have been, taken.

(c)                                  Except as disclosed in the Submission Matters and Additional Submission Matters, Seller has received no written notice either (i) claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Land, Improvements or Personal Property, or (ii) requiring or calling attention to the need for any work, repairs, construction, alterations or installation in connection with the Land and Improvements which is required in order to comply with any law, ordinance, order, regulation or restrictive covenant, has been issued by any governmental authority.  Seller will provide to Buyer copies of any notices of such violations it may receive following the Effective Date of this Contract.

(d)                                 There is no action, suit, proceeding or claim affecting Seller or the Land, Improvements or Personal Property or any portion thereof relating to or arising out of the ownership, operation, use or occupancy of the Property pending or being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

(e)                                  Seller has not received any written notice of any pending condemnation or similar proceeding affecting the Land, Improvements or Personal Property or any portion thereof.

(f)                                Seller is not listed in Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism, as amended (“Executive Order 13224”), and Seller has no present, actual knowledge that any other persons or entities holding any legal or beneficial interest whatsoever in Seller are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the persons or entities referred to or described in Executive Order 13224, or banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.

13.                               LIMITATIONS ON LIABILITY:

(a)                                 Seller’s Knowledge.  As used in this Contract, “Seller’s Knowledge” means the current actual knowledge of Al Palamara, Senior Vice President/Portfolio Management (the “Seller Representative”) without any investigation or inquiry and without regard to the knowledge of any former or other employees, agents or contractors of Seller.  The Seller Representative shall not have any personal liability whatsoever for the representations made herein or for any other matters relating to this Contract.  Buyer acknowledges that the Seller Representative’s current actual knowledge regarding the foregoing matters (including, without limitation, any environmental matters) may be limited.

(b)                                 Pre-Closing Breach.  If any representation or warranty above is actually known by Buyer prior to Closing to be untrue and is not remedied by Seller prior to Closing, then Buyer may as Buyer’s sole and exclusive remedy either:  (i) terminate this Contract whereupon the Earnest Money shall be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations that survive termination; or (ii) waive its objections and close the transaction.

(c)                                  Post-Closing Liability.  The representations contained in this Contract shall survive the Closing for a period of nine (9) months (the “Survival Period”).  Buyer acknowledges that it is a sophisticated buyer who is familiar with the ownership and operation of real estate projects similar to the Property, and Buyer and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Buyer to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation.  Upon expiration of the Survival Period, all representations contained in this Contract will be deemed to have merged into the instruments of Closing and shall be of no further force or effect.  Buyer must notify Seller in writing of any claim or cause of action for a breach of any representation not later than the expiration of the Survival Period, and any claim or cause of action brought with respect to a breach any representation (each, a “Recovery Action”) must be asserted not later than three (3) months after the expiration of the Survival Period.  Time is of the essence with respect to the foregoing time periods, and any claim or cause of action not timely raised in a notice and asserted shall be barred.  Buyer waives its right to bring a Recovery Action unless the damage to Buyer on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000.  Buyer agrees that, with respect to any alleged breach of representations in this Contract discovered during the Survival Period, the maximum liability of Seller for all such alleged breaches is limited to $500,000.  Buyer agrees that, with respect to any alleged breach of representations in this Contract discovered after the Survival Period, the maximum liability of Seller for all such alleged breaches is limited to $100.  The provisions of this Section 13(c) shall survive the Closing.  The remedies for any breach of a representation or warranty that occurs prior to Closing shall be governed by Sections 10 and 13(b).

14.                               COVENANTS OF SELLER:  From the Effective Date until Closing, Seller will (i) maintain and operate the Property in its current state and condition, reasonable wear and tear and damage from casualty excepted, (ii) continue all insurance policies relative to the Property in full force and effect, (iii) not remove any item of Personal Property from the Land or Improvements unless replaced by a comparable item of Personal Property, except for any dead landscaping, which Seller will have no obligation to replace, and (iv) shall perform, when due, all material obligations under any and all agreements relating to the Property and otherwise in accordance with applicable laws, ordinances, rules, and regulations.

15.                               TENANT LEASES:  From the Effective Date until Closing, Seller shall have the right, without Buyer’s consent, to (i) grant any consent or waive any material rights under the Tenant Leases, as long as consistent with Seller’s then current practice, (ii) terminate (or accept a termination) of any Lease, as long as consistent with Seller’s then current practice, or (iii) enter into a new lease or renew, extend or modify an existing Tenant Lease, as long as in each case same is consistent with Seller’s then current practice.

16.                               USE OF PROPERTY:  Seller has not claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property.  If a previous owner claimed such benefit and, after the purchase is closed, Buyer changes the use of the Property from its present use and the same results in the assessment of additional taxes, such additional taxes will be the obligation of the Buyer, notwithstanding that some or all of such additional taxes may relate back to the period prior to Closing.

17.                               CONDEMNATION:  If prior to the Closing Date condemnation proceedings are commenced against any material portion of the Property, then this Contract will terminate and the Earnest Money will be refunded to Buyer and neither party will have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination.  A “material portion of the Property” as used herein shall mean at least five percent (5%) of the square footage of the structural Improvements or any taking which would materially limit, restrict or impair access to the Property.  If prior to the Closing Date condemnation proceedings are commenced against less than a material portion of the Property, then this Contract will not terminate, but at Closing Seller will assign to Buyer any condemnation award and the Sales Price will not be reduced.

18.                               DAMAGE TO PROPERTY:  Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Land, the Improvements or the Personal Property between the Effective Date and the Closing.  Buyer or its designated agents may enter upon the Property from time to time during normal business hours and upon advance notice to Seller in accordance with this Contract for the purpose of inspecting any such casualty.  Seller and Buyer hereby agree that the provisions of this Contract shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Property, as applicable, and to the extent permitted by law, Seller and Buyer each expressly waive any other rights or obligations available to the parties under applicable law in the event of any damage or destruction to the Property or the taking of all or any part of the Property.

(a)                                 If prior to the Closing there shall occur damage to the Property caused by fire or other casualty which would cost $500,000.00 or more to repair, then in any such event, Buyer may, at its option, elect to terminate this Contract by written notice to Seller within twenty (20) days after the date of Sellers’ notice to Buyer of the casualty or at the Closing, whichever is earlier, in which case the Earnest Money will be refunded to Buyer, and neither party will have any further rights or obligations hereunder, other than as set forth herein with respect to rights and obligations which survive termination.  If Buyer fails to timely make its election to terminate this Contract, then the Closing will take place as provided herein without reduction of the Sales Price except for a credit in the amount of the applicable insurance deductible, and there will be assigned to Buyer at the Closing all interest of Seller in and to any casualty insurance proceeds, specifically excluding the proceeds of any business interruption or loss of rental insurance.

(b)                                 If prior to the Closing there shall occur damage to the Property caused by fire or other casualty which would cost less than $500,000.00 to repair, then in any such event Buyer will have no right to terminate this Contract, the Closing will take place as provided herein without reduction of the Sales Price except for a credit in the amount of the applicable insurance deductible, and there will be assigned to Buyer at the Closing all interest of Seller in and to any casualty insurance proceeds, specifically excluding the proceeds of any business interruption or loss of rental insurance.

(c)                                  Seller and Buyer both agree to use the Seller’s insurance adjuster’s assessment to determine the amount of damages.

19.                               REPRESENTATIONS AND WARRANTIES OF BUYER:

(a)                                 Buyer represents and warrants to Seller, which representations and warranties shall be deemed made by Buyer to Seller as of the Effective Date and also as of the Closing Date that:

(i)                                     Buyer has the full right, power and authority to purchase the Property as provided in this Contract and to carry out Buyer’s obligations hereunder, and that all requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer’s obligations hereunder has been taken; and

(ii)                                  Buyer is not listed in Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism, as amended (“Executive Order 13224”), and Buyer has no present, actual knowledge that any other persons or entities holding any legal or beneficial interest whatsoever in Buyer are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the persons or entities referred to or described in Executive Order 13224, or banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.

(b)                                 Notwithstanding anything herein to the contrary, any breach by Buyer of any of the foregoing representations or warranties shall constitute a default by Buyer hereunder, and Seller may thereupon, at its option, terminate this Contract by giving written notice thereof, if there is a material breach of the representations and warranties in Section 19(a)(i) or any breach of the representations in Section 19(a)(ii), in which event the Earnest Money will be paid to Seller as liquidated damages, and neither Buyer nor Seller shall have any further rights or liabilities hereunder, except as otherwise provided herein.

20.                               ASSIGNMENT:  Buyer may not assign this Contract without Seller’s prior written consent, such consent to be given or denied in Seller’s sole and absolute discretion.  Notwithstanding the foregoing, Buyer may (at or immediately prior to Closing but not earlier), without Seller’s consent, assign its right, title and interest in and to this Contract to an entity controlling, controlled by, or under common control with Buyer.

21.                               EFFECTIVE DATE:  The “Effective Date” of this Contract shall be the date an original of this Contract (or original counterparts of this Contract) are executed by both Seller and Buyer.

22.                               NOTICE TO TENANTS:  Within ten (10) days after Closing, Buyer shall deliver to each tenant of the Property a completed copy of the Tenant Notice Letter, providing an exact dollar amount of each tenant’s security deposit.  Buyer hereby assumes all liability for all such security deposits that are transferred from Seller to Buyer regardless of whether notice is given to the tenants of the Property in accordance with the provisions of this Section 22.  Buyer shall indemnify and defend Seller from and against all liability for such security deposits.  The provisions of this Section 22 shall survive the Closing.

23.                               EXCHANGE:  Seller and Buyer, or either of them, may consummate the sale of the Property as part of a like kind exchange (an “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and, in connection therewith may assign its rights under this Contract to a qualified intermediary pursuant to an assignment that satisfies the requirements of the Code.  Each party will reasonably cooperate with the other in that regard, provided that Seller shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had Seller not consummated its purchase through an Exchange, and Buyer shall pay any additional costs that would not otherwise have been incurred by Seller or Buyer had Buyer not consummated its purchase through an Exchange.  In connection with an Exchange by Buyer, Seller shall not (a) have its rights under this Contract affected or diminished in any manner including but not limited to any delay in Closing, (b) be responsible for compliance with or be deemed to have warranted to Buyer that the Exchange in fact complies with Section 1031 of the Code, or (c) appear in the chain of title of any other property.  In connection with an Exchange by Seller, Buyer shall not (i) have its rights under this Contract affected or diminished in any manner, (ii) be responsible for compliance with or be deemed to have warranted to Seller that the Exchange in fact complies with Section 1031 of the Code, or (iii) appear in the chain of title of any other property.

24.                               LIMITATION OF SELLER’S LIABILITY.  Notwithstanding any other provision of this Contract, any agreement contemplated by this Contract, or any rights which Buyer might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of Seller to Buyer will be satisfied only from Seller’s interest in the Property and the proceeds thereof.  Without limiting the generality of the foregoing, the members, managers, officers, employees, agents or affiliates of Seller will not in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Contract, any agreement contemplated by this Contract, or the Property.  The provisions of this Section 24 shall survive Closing.

25.                               MISCELLANEOUS:

(a)                                 Any notice required or permitted to be delivered hereunder will be in writing and will be deemed to be delivered and received when actually received by telecopy or personal delivery or, if earlier and regardless whether actually received or not, will be deemed to be delivered and received upon deposit with a nationally recognized overnight courier, for next business day delivery, charges prepaid.  For purposes of this Section 25(a), the addresses of each party will be that set forth below the signature of such party hereto with a copy to the other addressees set forth below the signature of such party.  Either party may change its address for notice from time to time by delivery of at least ten (10) days prior written notice of such change to the other party hereto in the manner prescribed herein.

(b)                                 This Contract will be construed under and in accordance with the laws of the State of Florida, and all obligations of the parties created hereunder are performable in Lee County, Florida.

(c)                                  This Contract will be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

(d)                                 In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this Contract will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.  Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there will be automatically added to this Contract a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(e)                                  This Contract constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof and cannot be changed except by their written consent.

(f)                                   Time is of the essence with this Contract.

(g)                                  Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(h)                              The covenants, indemnification obligations and the waiver and release by Buyer set forth in Sections 5(b), 5(c), 5(e), 9(b), 10, 22 and 25(l) and the covenants and indemnification obligations of Buyer and Seller set forth in Sections 4(d), 4(f), 4(g), and 8, shall survive consummation of Closing or any termination or cancellation of this Contract.

(i)                                     The parties may execute this Contract in one or more identical counterparts, all of which when taken together will constitute one and the same instrument.

(j)                                    The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Contract, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

(k)                                 Whenever any determination is to be made or action to be taken on a date specified in this Contract, if such date shall fall upon a Saturday, Sunday or holiday observed by federal savings banks in the State of Florida, the date for such determination or action will be extended to the first business day immediately thereafter.

(l)                                     Neither this Contract nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction by Buyer and any attempt to do so may be treated by Seller as a default of this Contract thereof entitling Seller to terminate this Contract and retain the Earnest Money pursuant to Section 10(a) hereof.  Notwithstanding any such termination, Buyer shall be obligated to execute an instrument in recordable form releasing this Contract, and Buyer’s obligations pursuant to this Section 25(l) shall survive any termination of this Agreement as a surviving obligation.

26.                               Property Disclosures.

(a)                                 Pursuant to Section 404.056(5) of the Florida Statutes, Seller hereby provides the following notice to Buyer:

RADON GAS:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantity, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from the county public health unit of the county in which the Property is located.

(b)                                 Pursuant to Section 553.996 of the Florida Statutes, Seller hereby provides the following notice to Buyer:

ENERGY-EFFICIENCY RATING.  Buyer is advised that Buyer may have the energy-efficiency rating of the buildings located at the Property in Florida determined.  Buyer acknowledges that, with the execution of this Contract, Buyer has independently obtained, a copy of an information brochure regarding energy-efficiency rating prepared and provided by the Florida Department of Community Affairs.

(c)                                  If applicable, pursuant to Section 161.57(2) of the Florida Statutes, Buyer waives the right to obtain from Seller an affidavit with respect to, or a survey meeting the requirements of Chapter 472 of the Florida Statues delineating, the location of the coastal construction control line on the Property.

(d)                                 Buyer is advised to verify by survey and with appropriate government agencies which flood zone the Property is in, whether flood insurance is required and what restrictions apply to improving the Property and rebuilding in the event of casualty. Buyer hereby agrees that Buyer accepts the existing elevation of the buildings and zone designation of the Property unless Buyer terminates the Contract prior to the expiration of the Feasibility Period.

(e)                                  Pursuant to Section 689.261 of the Florida Statutes, Seller hereby provides the following notice to Buyer:

BUYER SHOULD NOT RELY ON THE SELLER’S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE.  A CHANGE OF OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES.  IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER’S OFFICE FOR FURTHER INFORMATION.

(f)                                   EVERY BUYER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING.  LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY.  LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL

REAL PROPERTY IS REQUIRED TO PROVIDE THE BUYER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER’S POSSESSION AND NOTIFY THE BUYER OF ANY KNOWN LEAD-BASED PAINT HAZARDS.  A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE.

By its execution of this Contract, Buyer acknowledges that (a) it has read and understands the foregoing Lead Warning Statement, (b) it has reviewed, or during the Feasibility Period will review, any information concerning lead-based paint or lead-based paint hazards located on the Property, and (c) it has independently obtained a lead hazard information pamphlet in the form prescribed by the Environmental Protection Agency under Section 406 of the Toxic Substances Control Act.  Buyer shall conduct such studies and tests for lead-based paint during the Feasibility Period as Buyer deems appropriate.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED on the dates set forth below to be effective as of the Effective Date.

SELLER:

15250 SONOMA DRIVE FEE OWNER, LLC,
a Delaware limited liability company

By:	15250 Sonoma Drive, LLC, a Delaware limited liability company, its Sole Member

	By:	Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ James D. Fant
Name:
Title:

		Date signed:	November 21, 2011

	Address:	c/o Behringer Harvard
15601 Dallas Parkway, Suite 600
Addison, Texas 75001-6026
Attn: James D. Fant
Facsimile: 214-655-1610
Telephone: 469-341-2301
Email: jfant@behringerharvard.com

with a copy to:

Jones Day
2727 N. Harwood Street
Dallas, Texas 75201
Attention: Michelle R. Brown
Facsimile: 214-969-5100
Telephone: 214-969-3673
Email: mbrown@jonesday.com

BUYER:

CHURCHILL FORGE, INC.,
a Massachusetts corporation

By:	/s/ David M. Frieze
Name:
Title:

Date signed:	November 21, 2011

Address: 7 Wells Avenue, Suite 14
Newton, Massachusetts 02459
Telephone: 617-614-5119
Email: dfrieze@churchillforge.com

with a copy to:

Michael J. Grindstaff, Esq.
Shutts & Bowen LLP
300 S. Orange Avenue, Suite 1000
Orlando, Florida 32801
Telephone: 407-423-3200
Facsimile: 407-425-8316
Email: mgrindstaff@shutts.com

BROKER:

Broker executes this Contract for the sole purpose of acknowledging and consenting to Section 8. Broker will not be a necessary party to any amendment of this Contract.

CUSHMAN & WAKEFIELD

By:
Name:
Title:

Date signed:

TITLE COMPANY:

Receipt of $ Earnest Money is acknowledged in the form of

CHICAGO TITLE NATIONAL OFFICE

By:
Name:
Title:

Date signed:

EXHIBITS:

A — Property Description

B — Special Warranty Deed

C — Bill of Sale

D — Assignment and Assumption Agreement

E — Assignment of Tenant Leases and Assumption

F — Tenant Notice Letter

EXHIBIT A

to
Contract of Sale

PROPERTY DESCRIPTION

DESCRIPTION OF A PARCEL OF LAND LYING IN SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA, MONTERREY AT HEALTH PARK - PHASE I

PARCEL 1:

A TRACT OR PARCEL OF LAND SITUATED IN THE STATE OF FLORIDA, COUNTY OF LEE, LYING IN SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST AND BEING A PART OF HEALTH PARK FLORIDA EAST AS RECORDED IN PLAT BOOK 68 AT PAGES 17 THROUGH 22, PUBLIC RECORDS OF LEE COUNTY, FLORIDA, AND FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 33, TOWNSHIP 4S SOUTH, RANGE 24 EAST; THENCE NORTH 01º05’59” WEST ALONG THE EAST LINE OF SAID SECTION 33 FOR 433.12 FEET TO AN INTERSECTION WITH THE NORTHWESTERLY RIGHT-OF-WAY LINE OF SUMMERLIN ROAD (COUNTY ROAD NO. 869-225 FEET WIDE); THENCE CONTINUE NORTH 01º05’59” WEST ALONG THE EAST LINE OF SAID SECTION 33 FOR 426.16 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 64º48’37” WEST FOR 709.19 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 472.50 FEET; THENCE SOUTHWESTERLY, ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 11º02’40” FOR 91.08 FEET TO A POINT OF COMPOUND CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 182.00 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 00º48’16” FOR 2.55 FEET; THENCE SOUTH 45º42’36” EAST FOR 140.24 FEET; THENCE SOUTH 44º17’24” WEST FOR 369.03 FEET; THENCE SOUTH 25º22’42” WEST FOR 49.60 FEET TO AN INTERSECTION WITH THE NORTHERLY RIGHT-OF-WAY LINE OF PARK ROYAL DRIVE (72 FEET WIDE) SAID INTERSECTION ALSO BEING A POINT ON A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 711.00 FEET AND TO WHICH POINT A RADIAL LINE BEARS NORTH 23º17’20” EAST; THENCE WESTERLY ALONG THE ARC OF SAID CURVE, AND SAID RIGHT-OF-WAY THROUGH A CENTRAL ANGLE OF 16º41’26” FOR 207.12 FEET TO A POINT OF TANGENCY; THENCE NORTH 83º24’06” WEST ALONG SAID RIGHT-OF-WAY FOR 171.89 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 639.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE AND SAID RIGHT-OF-WAY THROUGH A CENTRAL ANGLE OF 24º34’33” FOR 274.09 FEET TO A POINT OF TANGENCY; THENCE NORTH 58º49’33” WEST ALONG SAID RIGHT-OF-WAY FOR 73.63 FEET; THENCE NORTH 31º10’27” EAST FOR 202.33 FEET; THENCE NORTH 01º06’26” WEST FOR 824.68 FEET TO AN INTERSECTION WITH THE NORTH LINE OF THE SOUTH ONE HALF (S 1/2) OF THE SOUTHEAST ONE QUARTER (SE 1/4) OF SAID SECTION 33; THENCE NORTH 88º58’18” EAST ALONG SAID FRACTIONAL LINE FOR 1493.54 FEET TO AN INTERSECTION WITH THE EAST LINE OF SAID SECTION 33; THENCE SOUTH 01º05’59” EAST ALONG THE EAST LINE OF SAID SECTION 33 FOR 466.95 FEET TO THE POINT OF BEGINNING.

BEARINGS ARE BASED ON THE EAST LINE OF SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA, AS BEARING NORTH 01º05’59” WEST.

DESCRIPTION OF A PARCEL OF LAND LYING IN SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA, MONTERREY AT HEALTH PARK - PHASE II.

PARCEL 2:

A TRACT OR PARCEL OF LAND SITUATED IN THE STATE OF FLORIDA, COUNTY OF LEE, LYING IN SECTION 33,TOWNSHIP 45 SOUTH, RANGE 24 EAST AND BEING A PART OF HEALTH PARK FLORIDA

EAST AS RECORDED IN PLAT BOOK 68 AT PAGES 17 THROUGH 22, PUBLIC RECORDS OF LEE COUNTY, FLORIDA, AND FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST; THENCE NORTH 01º05’59” WEST ALONG THE EAST LINE OF SAID SECTION 33 FOR 433.12 FEET TO AN INTERSECTION WITH THE NORTHWESTERLY RIGHT-OF-WAY LINE OF SUMMERLIN ROAD (COUNTY ROAD NO. 869 — 225 FEET WIDE); SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE CONTINUE NORTH 01º05’59” WEST ALONG THE EAST LINE OF SAID SECTION 33 FOR 426.16 FEET; THENCE SOUTH 64º48’37” WEST FOR 709.19 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 472.50 FEET; THENCE SOUTHWESTERLY, ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 11º02’40” FOR 91.08 FEET TO A POINT OF COMPOUND CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 182.00 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 00º48’16” FOR 2.55 FEET; THENCE SOUTH 45º42’36” EAST FOR 140.24 FEET; THENCE SOUTH 44º17’24” WEST FOR 369.03 FEET; THENCE SOUTH 25º22’42” WEST FOR 49.60 FEET TO AN INTERSECTION WITH THE NORTHERLY RIGHT-OF-WAY LINE OF PARK ROYAL DRIVE (72 FEET WIDE) SAID INTERSECTION ALSO BEING A POINT ON A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 711.00 FEET AND TO WHICH POINT A RADIAL LINE BEARS NORTH 23º17’20” EAST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, AND SAID RIGHT-OF-WAY LINE THROUGH A CENTRAL ANGLE OF 14º07’04” FOR 175.19 FEET; THENCE NORTH 44º17’24” EAST FOR 269.12 FEET; THENCE SOUTH 45º42’36” EAST FOR 250.00 FEET TO AN INTERSECTION WITH SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF SUMMERLIN ROAD; THENCE NORTH 44º17’24” EAST ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF SUMMERLIN ROAD FOR 560.01 FEET TO THE POINT OF BEGINNING.

BEARINGS ARE BASED ON THE EAST LINE OF SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA AS BEARING NORTH 01º05’59” WEST.

PARCELS 1 AND 2 BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A TRACT OR PARCEL OF LAND LYING IN SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA, WHICH TRACT OR PARCEL IS DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST; THENCE NORTH 01º05’59” WEST ALONG THE EAST LINE OF SAID SECTION 33 FOR 433.12 FEET TO AN INTERSECTION WITH THE NORTHWESTERLY RIGHT-OF-WAY LINE OF SUMMERLIN ROAD (COUNTY ROAD NO. 869 — 225 FEET WIDE) AND THE POINT OF BEGINNING; THENCE SOUTH 44º17’24” WEST ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE FOR 560.01 FEET; THENCE NORTH 45º42’36” WEST DEPARTING SAID RIGHT-OF-WAY LINE FOR 250.00 FEET; THENCE SOUTH 44º17’24” WEST AND PARALLEL WITH SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF SUMMERLIN ROAD FOR 269.12 FEET TO AN INTERSECTION WITH A NON-TANGENT CURVE; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT OF RADIUS 711.00 FEET (CHORD BEARING NORTH 67º59’51” WEST) (CHORD BEARING 377.72 FEET) (DELTA 30º48’30”) FOR 382.31 FEET TO A POINT OF TANGENCY; THENCE NORTH 83º24’06” WEST FOR 171.89 FEET TO A POINT OF CURVATURE; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT OF RADIUS 639.00 FEET (CHORD BEARING NORTH 71º06’50” WEST) (CHORD 271.99 FEET) (DELTA 24º34’33”) FOR 274.09 FEET TO A POINT OF TANGENCY; THENCE NORTH 58º49’33” WEST FOR 73.63 FEET; THENCE NORTH 31º10’27” EAST FOR 202.33 FEET; THENCE NORTH 01º06’26” WEST FOR 824.68 FEET TO AN INTERSECTION WITH THE NORTH LINE OF THE SOUTH ONE HALF (S 1/2) OF THE SOUTHEAST ONE QUARTER (SE 1/4) OF SAID SECTION 33; THENCE NORTH 88º58’18” EAST ALONG SAID FRACTIONAL LINE FOR 1493.54 FEET TO AN INTERSECTION WITH THE EAST LINE OF SAID SECTION 33; THENCE SOUTH 01º05’59” EAST ALONG THE EAST LINE OF SAID SECTION 33 FOR 893.10 TO THE POINT OF BEGINNING.

BEARINGS HEREINABOVE MENTIONED ARE BASED ON THE PLAT OF HEALTH PARK FLORIDA WEST AS RECORDED IN PLAT BOOK 47, AT PAGES 1 THROUGH 9, LEE COUNTY PUBLIC RECORDS

WITH THE WEST LINE OF THE SOUTHEAST ONE QUARTER (SE 1/4) OF SECTION 33, TOWNSHIP 45 SOUTH, RANGE 24 EAST, BEARING NORTH 01º02’25” WEST.

ALSO KNOWN AS:

LOT 1 AND TRACTS A, B AND C OF HEALTH PARK FLORIDA EAST, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 68, PAGES 17 THROUGH 22, INCLUSIVE OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

PARCEL 3:

EASEMENT RIGHTS FOR THE BENEFIT OF PARCELS 1 AND 2 OVER TRACT D, PARK ROYAL DRIVE, AS SHOWN ON PLAT RECORDED IN PLAT BOOK 68, PAGE 17, PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

PARCEL 4:

EASEMENT RIGHTS FOR THE BENEFIT OF PARCELS 1 AND 2 AS SET FORTH IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR HEALTH PARK FLORIDA EAST, RECORDED IN OFFICIAL RECORDS BOOK 3348, PAGE 104, PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

EXHIBIT B

to
Contract of Sale

This Instrument Was Prepared By and after Recording Return To:

Property Appraiser	Grantees’ Tax
Identification No.	Identification Nos.

SPECIAL WARRANTY DEED

STATE OF FLORIDA	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF LEE	§

That 15250 SONOMA DRIVE FEE OWNER, LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by CHURCHILL FORGE, INC., a Massachusetts corporation, whose address is 7 Wells Avenue, Suite 14, Newton, MA 02459 (hereinafter, whether one or more, referred to as “Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the exceptions, liens, encumbrances, terms and provisions to conveyance and warranty hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Lee County, Florida, described on Exhibit A, which is attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and together with all buildings and improvements located thereon and any right, title, and interest of Grantor in and to adjacent streets, alleys, strips, gores, and rights-of-way (such land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements, and interests being hereinafter referred to as the “Property”).

This conveyance is made and accepted subject and subordinate to those encumbrances and exceptions (the “Permitted Encumbrances”) set forth on Exhibit B, which is attached hereto and made a part hereof for all purposes, but only to the extent that they affect or relate to the Property.

TO HAVE AND TO HOLD the Property, subject to the Permitted Encumbrances, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto

Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, except as to the exceptions to conveyance and warranty contained herein, by, through or under Grantor, but not otherwise.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN A WRITTEN INSTRUMENT SIGNED BY BOTH GRANTOR AND GRANTEE, GRANTOR HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ANY OR ALL APPLICABLE LAWS, RULES OR REGULATIONS; (ii) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION IN COMPLIANCE WITH ANY LAWS, ORDINANCES, ORDERS, RULES OR REGULATIONS OF ANY GOVERNMENTAL OR QUASIGOVERNMENTAL AUTHORITY HAVING JURISDICTION OVER THE PROPERTY OR ANY PORTION THEREOF.  GRANTEE ACKNOWLEDGES THAT IT WILL INSPECT THE PROPERTY AND GRANTEE WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR.  THE SALE OF THE PROPERTY IS MADE ON AN “AS IS,” “WHERE IS” BASIS AND WITH ALL FAULTS, AND GRANTEE EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN A WRITTEN INSTRUMENT SIGNED BY BOTH GRANTOR AND GRANTEE, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY, except that the foregoing shall not be construed to negate the special warranty of title herein set forth.

Grantee, by its acceptance hereof, hereby assumes and agrees to pay any and all standby fees, taxes, and assessments by any taxing authority for the calendar year 20      , and subsequent years.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.

EXECUTED by the undersigned to be effective as of                           , 20      .

WITNESSES:	GRANTOR:

15250 SONOMA DRIVE FEE OWNER, LLC, a Delaware limited liability company

Witness Signature	By:	15250 Sonoma Drive, LLC, a Delaware limited liability company, its Sole Member

Printed Name		By:	Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, its Managing Member

Witness Signature			By:
Printed Name			Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me on this              day of                       , 20      , by                         ,                    of Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, the managing member of 15250 Sonoma Drive, LLC, a Delaware limited liability company, the sole member of 15250 Sonoma Drive Fee Owner, LLC, a Delaware limited liability company, on behalf of said company. He/she is personally known to me.

Printed Name:
Notary Public in and for the State of Texas
My Commission Expires:

(SEAL)

Doc Stamps:

Recording Fee:

EXHIBIT A

to

Special Warranty Deed

PROPERTY DESCRIPTION

[Property Description to be Inserted which contains Appraiser’s parcel identification number]

EXHIBIT B

to

Special Warranty Deed

PERMITTED ENCUMBRANCES

[List of Permitted Encumbrances to be Inserted]

EXHIBIT C

to

Contract of Sale

BILL OF SALE

STATE OF FLORIDA	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF LEE	§

THAT 15250 SONOMA DRIVE FEE OWNER, LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by CHURCHILL FORGE, INC., a Massachusetts corporation (“Buyer”), the receipt of which is hereby acknowledged, has Bargained, Sold, Delivered and Assigned, and by these presents does Bargain, Sell, Deliver and Assign, unto Buyer all equipment, fixtures, appliances, inventory and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or in that certain real property situated in Lee County, Florida, and the improvements situated thereon, such tract of land being described on Exhibit A, attached hereto and made a part hereof for all purposes, including, but not limited to, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (collectively, the “Property”).

Seller has executed this Bill of Sale and BARGAINED, SOLD, DELIVERED and ASSIGNED the Property and Buyer has accepted this Bill of Sale and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE FLORIDA UNIFORM COMMERCIAL CODE OR ANY OTHER LAW, except that the foregoing shall not be construed to negate the special warranty of title hereinafter set forth.

Subject to the matters set forth herein, Seller does hereby bind itself, its successors and assigns, to forever Warrant and Defend title to the Property unto Buyer, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller, but not otherwise.  The sale, delivery and assignment of the Property is, however, subject to the matters to which that certain Special Warranty Deed (“Deed”) of even date herewith from Seller to Buyer conveying the tract of land described on Exhibit A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Deed.

EXECUTED by the undersigned to be effective as of                     , 20        .

SELLER:

15250 SONOMA DRIVE FEE OWNER, LLC,
a Delaware limited liability company

By:	15250 Sonoma Drive, LLC, a Delaware limited liability company, its Sole Member

	By:	Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, its Managing Member

By:
Name:
Title:

EXHIBIT A

to

Bill of Sale

PROPERTY DESCRIPTION

[Property Description to be Inserted]

EXHIBIT D

to

Contract of Sale

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into to be effective as of                     , 20       (the “Effective Date”) by and between 15250 SONOMA DRIVE FEE OWNER, LLC, a Delaware limited liability company (“Assignor”), and CHURCHILL FORGE, INC., a Massachusetts corporation (“Assignee”).

RECITALS:

A.                                    Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed that certain real property, with the improvements located thereon, situated in Lee County, Florida (the “Property”) and being more particularly described on Exhibit A, which is attached hereto and made a part hereof for all purposes.

B.                                    Assignee desires to purchase from Assignor, and Assignor desires to sell and assign to Assignee, certain intangible personal property.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of TEN DOLLARS ($10.00) and other good and valuable consideration on this day paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, DELIVER and CONVEY unto Assignee, its successors and assigns, the following properties (collectively, the “Assigned Properties”):

1.                                      The trade name and all trademarks pertaining to “The Palms of Monterrey,” if any, to the extent assignable, telephone exchanges and the business and goodwill of Assignor in connection with the Property, save and except the name/trademark “Behringer Harvard.”

2.                                      All assignable warranties and guarantees (express or implied) issued in connection with, or arising out of (a) the purchase and repair of all furniture, fixtures, equipment, inventory, and other tangible personal property owned by Assignor and attached to and located in or used in connection with the Property; or (b) the construction of any of the improvements located on the Property.

3.                                      All assignable bonds, licenses, certificates, permits, plans and specifications relating to the operation of the Property or any of the improvements located thereon, or both.

4.                                      All leasing materials and brochures, ledger cards, leasing records, leasing applications, tenant credit reports and maintenance and operating records.

5.                                      All of Assignor’s rights in the service contracts (the “Service Contracts”) described on Exhibit B, which is attached hereto and incorporated herein by reference.

By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants, and conditions of the Service Contracts on the part of Assignor therein required to be performed, from and after the date hereof, but not prior thereto.

Subject to any limitations on damages contained in that certain Contract of Sale between Assignor and Assignee, Assignor agrees that it shall indemnify, defend and hold harmless Assignee from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignee as a result of claims or causes of action being brought against Assignee arising out of or relating to the Service Contracts and the obligations of Assignor thereunder accruing prior to the date hereof.  Assignee agrees that it shall indemnify, defend and hold harmless Assignor from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignor as a result of claims or causes of action being brought against Assignor arising out of or relating to the Service Contracts and the obligations of Assignee thereunder accruing after the date hereof.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in identical counterparts, all of which, when taken together, will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED by the undersigned to be effective as of the Effective Date.

ASSIGNOR:

15250 SONOMA DRIVE FEE OWNER, LLC,
a Delaware limited liability company

By:	15250 Sonoma Drive, LLC, a Delaware limited liability company, its Sole Member

	By:	Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, its Managing Member

By:
Name:
Title:

ASSIGNEE:

CHURCHILL FORGE, INC.,
a Massachusetts corporation

By:
Name:
Title:

Exhibit A - Property Description

Exhibit B - List of Service Contracts

EXHIBIT A

to

Assignment and Assumption Agreement

PROPERTY DESCRIPTION

[Property Description to be Inserted]

EXHIBIT B

to

Assignment and Assumption Agreement

LIST OF SERVICE CONTRACTS

[List of Service Contracts to be Inserted]

EXHIBIT E

to

Contract of Sale

ASSIGNMENT OF TENANT LEASES AND ASSUMPTION

This ASSIGNMENT OF TENANT LEASES AND ASSUMPTION (this “Assignment”) is made and entered into as of                     , 20       (the “Effective Date”) by and between 15250 SONOMA DRIVE FEE OWNER, LLC, a Delaware limited liability company (“Assignor”), and CHURCHILL FORGE, INC., a Massachusetts corporation (“Assignee”).

AGREEMENTS:

Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee all of Assignor’s right, title and interest in and to (i) any and all leases, franchises, licenses, occupancy agreements, or other similar agreements (hereinafter called the Leases,” whether one or more), demising space in or otherwise relating to the improvements now existing on the land described on Exhibit A, attached hereto and made a part hereof (collectively, the land with improvements are referred to herein collectively as the “Premises”); and (ii) all security deposits held by Assignor under the Leases (collectively the items described in (i) and (ii) above are referred to herein collectively as the “Property”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever, subject to the matters to which that certain Special Warranty Deed (“Deed”) of even date herewith from Assignor to Assignee conveying the tract of land described on Exhibit A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Deed.

Assignor has executed this Assignment and has GRANTED, TRANSFERRED and ASSIGNED the Property and Assignee has accepted this Assignment and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE FLORIDA UNIFORM COMMERCIAL CODE OR ANY OTHER LAW.

Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor of the Premises under or with respect to the Property arising or accruing on or after the date hereof, and agrees to indemnify, defend and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the date hereof.  Subject to any limitations on damages contained in that certain Contract of Sale between Assignor and Assignee, Assignor agrees to indemnify, defend and hold Assignee harmless from and against any claims, costs or liabilities in connection with the Property arising or accruing prior to the effective date hereof.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in identical counterparts, all of which, when taken together, will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED by the undersigned to be effective as of the Effective Date.

ASSIGNOR:

15250 SONOMA DRIVE FEE OWNER, LLC,
a Delaware limited liability company

By:	15250 Sonoma Drive, LLC, a Delaware limited liability company, its Sole Member

	By:	Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, its Managing Member

By:
Name:
Title:

ASSIGNEE:

CHURCHILL FORGE, INC.,
a Massachusetts corporation

By:
Name:
Title:

Exhibit A - Property Description

EXHIBIT A

to

Assignment of Tenant Leases and Assumption

PROPERTY DESCRIPTION

[Property Description to be Inserted]

EXHIBIT F

to

Contract of Sale

TENANT NOTICE LETTER

Apartment No.

NOTICE OF CHANGE OF OWNERSHIP

Re:                             Notice of Change of Ownership of The Palms of Monterrey, 15250 Sonoma Drive, Fort Myers, Florida (the “Property”)

Dear Tenant:

We are pleased to announce that, as of                     , 20      , 15250 Sonoma Drive Fee Owner, LLC, a Delaware limited liability company, has transferred, sold, assigned, and conveyed the Property to Churchill Forge, Inc., a Massachusetts corporation (the “New Owner”).  The New Owner has received, and is now responsible for, your security deposit and/or pet deposit in the aggregate amount of $                     with respect to your lease at the Property.  In addition, the New Owner has assumed and agreed to perform all of the landlord’s obligations under the lease on and after the date of this letter.  Accordingly, you should pay rent and perform all of your other obligations under the lease to and for the benefit of the New Owner, and its successors and assigns.

Future rental payments with respect to your lease at the Property should be made to the New Owner by delivering to the on-site manager of the Property a check or money order payable to the order of                                                                                                                                   .

Very truly yours,

NEW OWNER:

CHURCHILL FORGE, INC.,
a Massachusetts corporation

By:
Name:
Title:

TRANSFER ACKNOWLEDGED:

15250 SONOMA DRIVE FEE OWNER, LLC,
a Delaware limited liability company

By:	15250 Sonoma Drive, LLC, a Delaware limited liability company, its Sole Member

	By:	Behringer Harvard Palms of Monterrey, LLC, a Delaware limited liability company, its Managing Member

By:
Name:
Title: